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                                                                    Exhibit (13)


                        Annual Admin Charge Calculations
         ---------------------------------------------------------------

                AVG POLICY SIZE...                   $ 40,000.00
                CHARGE...                            $ 30.00

                30/40000*1000 =                      $ 0.75

                            Hypothetical Unit Values
         ---------------------------------------------------------------

                      31-Dec-01      7.076698453       a
                      31-Dec-02      5.409008521       b

                          STRATEGIC PARTNERS FLEX ELITE

                          1.60%                  STOCK

         ---------------------------------------------------------------

1 YEAR % OF RETURN                      -23.57%       c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)            764.34       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                        0.75       e        =Annual Admin Charge
GMIB CHARGE                                0.00       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE                 0.00       g        =d*0.0030
INCOME APPRECIATOR CHARGE                  0.00       h        =d*0.0025
Less Admin, GMIB, EAPP, IAB              763.59       i        =d-e-f-g-h
ROR BEFORE LOAD                         -23.64%                =(i/1000)-1


                        Annual Admin Charge Calculations
         ---------------------------------------------------------------

                  AVG POLICY SIZE...                   $ 40,000.00
                  CHARGE...                            $ 30.00

                  30/40000*1000 =                      $ 0.75

                            Hypothetical Unit Values
         ---------------------------------------------------------------

                       31-Dec-01      6.692883252       a
                       31-Dec-02      5.100513228       b

                          STRATEGIC PARTNERS FLEX ELITE

                           1.90%                  STOCK

         ---------------------------------------------------------------

1 YEAR % OF RETURN                         -23.79%       c        =(b-a)/a
ERV (ENDING REDEEMABLE VALUE)               762.08       d        =(c*1000)+1000
ANNUAL ADMIN CHARGE                           0.75       e        =Annual Admin Charge
GMIB CHARGE                                   0.00       f        =IF(c<=0.05,(((1000*0.05)+1000)*0.0045),d*(0.0045*(12)))
EARNING APPRECIATOR CHARGE                    0.00       g        =d*0.0030
INCOME APPRECIATOR CHARGE                     0.00       h        =d*0.0025
Less Admin, GMIB, EAPP, IAB                 761.33       i        =d-e-f-g-h
ROR BEFORE LOAD                            -23.87%                =(i/1000)-1